                                 Exhibit 3.2D

                             AMENDED AND RESTATED

                                   BYLAWS OF

                            SOUTHWEST WATER COMPANY

                           (a Delaware corporation)

                               TABLE OF CONTENTS
                               -----------------

                                                                                                Page
                                                                                                ----
ARTICLE I - STOCKHOLDERS......................................................................     1

         SECTION 1.   Annual Meetings.........................................................     1
         SECTION 2.   Special Meetings........................................................     1
         SECTION 3.   Notice of Meetings......................................................     1
         SECTION 4.   Quorum..................................................................     2
         SECTION 5.   Organization............................................................     2
         SECTION 6.   Conduct of Business.....................................................     2
         SECTION 7.   Notice of Stockholder Business..........................................     2
         SECTION 8.   Proxies and Voting......................................................     3
         SECTION 9.   Stock List..............................................................     4

ARTICLE II - BOARD OF DIRECTORS...............................................................     4

         SECTION 1.   Number and Term of Office...............................................     4
         SECTION 2.   Vacancies and Newly Created Directorships...............................     5
         SECTION 3.   Regular Meetings........................................................     5
         SECTION 4.   Special Meetings........................................................     5
         SECTION 5.   Quorum..................................................................     5
         SECTION 6.   Participation in Meetings by Conference Telephone.......................     5
         SECTION 7.   Conduct of Business.....................................................     6
         SECTION 8.   Powers..................................................................     6
         SECTION 9.   Compensation of Directors...............................................     7
         SECTION 10.  Nomination of Director Candidates.......................................     7

ARTICLE III - COMMITTEES......................................................................     8

         SECTION 1.   Committees of the Board of Directors....................................     8
         SECTION 2.   Conduct of Business.....................................................     8

ARTICLE IV - OFFICERS........................................................................      9

         SECTION 1.   Generally..............................................................      9
         SECTION 2.   Chairman of the Board..................................................      9
         SECTION 3.   President .............................................................      9
         SECTION 4.   Vice Presidents........................................................      9
         SECTION 5.   Treasurer..............................................................      9
         SECTION 6.   Secretary..............................................................     10
         SECTION 7.   Delegation of Authority................................................     10
         SECTION 8.   Removal................................................................     10

         SECTION 9.   Action With Respect to Securities of Other Corporations................    10

ARTICLE V - STOCK............................................................................    10

         SECTION 1.   Certificates of Stock..................................................    10
         SECTION 2.   Transfers of Stock.....................................................    10
         SECTION 3.   Record Date............................................................    11
         SECTION 4.   Lost, Stolen, or Destroyed Certificates................................    11
         SECTION 5.   Regulations............................................................    11

ARTICLE VI - NOTICES.........................................................................    11

         SECTION 1.   Notices................................................................    11
         SECTION 2.   Waivers................................................................    11

ARTICLE VII - MISCELLANEOUS..................................................................    12

         SECTION 1.   Facsimile Signatures...................................................    12
         SECTION 2.   Corporate Seal.........................................................    12
         SECTION 3.   Reliance Upon Books, Reports, and Records..............................    12
         SECTION 4.   Fiscal Year............................................................    12
         SECTION 5.   Time Periods...........................................................    12

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................    12

         SECTION 1.   Right to Indemnification...............................................    12
         SECTION 2.   Right of Claimant to Bring Suit........................................    13
         SECTION 3.   Non-Exclusivity of Rights..............................................    14
         SECTION 4.   Indemnification Contracts..............................................    14
         SECTION 5.   Insurance..............................................................    14
         SECTION 6.   Effect of Amendment....................................................    14

ARTICLE IX - AMENDMENTS......................................................................    14

                             AMENDED AND RESTATED

                            SOUTHWEST WATER COMPANY

                                    BYLAWS

                                   ARTICLE I

                                  STOCKHOLDER

          SECTION 1. Annual Meetings. An annual meeting of the stockholders of
                     ---------------
Southwest Water Company (the "Corporation"), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

          SECTION 2. Special Meetings. Special meetings of the stockholders, for
                     ----------------
any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by one or more holders of at least 20% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote at any meeting of stockholders, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

          SECTION 3. Notice of Meetings. Written notice of the place, date, and
                     ------------------
time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation).

          When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          SECTION 4. Quorum. A majority of the voting power of the issued and
                     ------
outstanding capital stock of the Corporation entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided herein or required by law. A quorum, once established, shall not be broken by the withdrawal of any number of votes, and the remaining votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the capital stock present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting unless otherwise provided herein or required by law, until a quorum shall be present in person or represented by proxy. At any reconvened meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. Except as otherwise required by law, if a meeting at which a quorum is present in person or represented by proxy is adjourned, shares present in person or represented by proxy at any reconvened meeting, even if less than a quorum, may transact any business which might have been transacted at the meeting at which the quorum was originally present in person or represented by proxy.

          SECTION 5. Organization. Such person as the Board of Directors may
                     ------------
have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

          SECTION 6. Conduct of Business. The chairman of any meeting of
                     -------------------
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by the stockholders.

          SECTION 7. Notice of Stockholder Business. At an annual or special
                     ------------------------------
meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of such annual meeting, which sets forth the business to be brought before such annual meeting, states the business which is properly brought before such meeting by the stockholder, or (d) properly brought before any special meeting by the stockholder or stockholders entitled to call such meeting pursuant to Section 2 of Article I of these bylaws and if, and only if, the notice of such meeting, which sets forth the business to be brought before such special meeting, states the business which is properly brought before such meeting by the stockholder or stockholders entitled to call such meeting. For business to be properly brought before any special or annual meeting by stockholder(s), the stockholder(s) must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to any special or annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of any annual meeting is given or made to stockholders, notice by the stockholder(s) to be timely must be so received not later than the close of business on the 10th date following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The stockholder(s)' notice to the Secretary shall set forth as to each matter the stockholder(s) propose to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder(s) proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder(s), and (d) any material interest of the stockholder(s) in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 7. The chairman of any meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if he should so determine he shall so declare to the meeting and any such business not properly brought before the meeting shall not be capable of being transacted.

          SECTION 8. Proxies and Voting. At any meeting of the stockholders,
                     ------------------
every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

          All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

          All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

          Section 9. Stock List. A complete list of stockholders entitled to
                     ----------
vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          SECTION 1. Number and Term of Office. The number of Directors shall be
                     -------------------------
not less than seven nor more than nine, and the exact number of Directors shall be fixed from time to time exclusively by the Board of Directors acting pursuant to a resolution adopted by affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution).

          The Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. The term of the Class I directors initially shall expire at the first annual meeting of stockholders ensuing after the 1998 Annual Meeting of Stockholders; the term of Class II directors initially shall expire at the second Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders; and the term of Class III directors initially shall expire at the third Annual Meeting of Stockholders ensuing after the 1998 Annual

Meeting of Stockholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders after the 1998 Annual Meeting of Stockholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

          SECTION 2. Vacancies and Newly Created Directorships. Newly created
                     -----------------------------------------
directorships resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. Any director appointed to fill a vacancy in the office of director shall serve until the next Annual Meeting of Stockholders at which directors of the class for which such director shall have been chosen are to be elected, and until his or her successor is elected and qualified.

          SECTION 3. Regular Meetings. Regular meetings of the Board of
                     ----------------
Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

          SECTION 4. Special Meetings. Special meetings of the Board of
                     ----------------
Directors may be called by the Chairman of the Board or by the President or by one-third of the directors then in office (rounded up to the nearest whole number) and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by transmitting the same by telegram or similar means of transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          SECTION 5. Quorum. Except as otherwise required by law, at any meeting
                     ------
of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          SECTION 6. Participation in Meetings by Conference Telephone. With
                     -------------------------------------------------
respect to members of the Board of Directors who participate in a meeting of the Board of Directors (or any committee thereof) by conference telephone or other communications equipment, the Chairman of the Board, the

Acting Chairman of the Board, the Chairman of the Committee, or their designee, shall verify by voice recognition or any other means reasonably selected at the outset of such meeting (i) the identity of that member, and (ii) that statements, questions, actions or votes by members so participating are made by such members and not by persons who are not permitted to participate as Directors.

          SECTION 7. Conduct of Business. At any meeting of the Board of
                     -------------------
Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          SECTION 8. Powers. The Board of Directors may, except as otherwise
                     ------
required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

               (1) To declare dividends from time to time in accordance with law;

               (2) To purchase or otherwise acquire any property, rights, or privileges on such terms as it shall determine;

               (3) To authorize the creation, making, and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

               (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

               (5) To confer upon any officer of the Corporation the power to appoint, remove, and suspend subordinate officers, employees, and agents;

               (6) To adopt from time to time such stock option, stock purchase, bonus, or other compensation plans for directors, officers, employees, and agents of the Corporation and its subsidiaries as it may determine;

               (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, and agents of the Corporation and its subsidiaries as it may determine; and

               (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.

          SECTION 9.  Compensation of Directors. Directors, as such, may
                      -------------------------
receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

          SECTION 10. Nomination of Director Candidates. Nominations for the
                      ---------------------------------
election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder generally entitled to vote in the election of directors. However, any stockholder generally entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation generally entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to service as a director of the Corporation if so elected.

          In the event that a person is validly designated as a nominee in accordance with this Section 10 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 10 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

          If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this
Section 10, such nomination shall be void.

                                  ARTICLE III

                                  COMMITTEES

          SECTION 1. Committees of the Board of Directors. The Board of
                     -------------------------------------
Directors, by a vote of a majority of the total number of authorized directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

          SECTION 2. Conduct of Business. Each committee may determine the
                     -------------------
procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 1. Generally. The officers of the Corporation shall consist of
                     ---------
a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

          SECTION 2. Chairman of the Board. The Chairman of the Board, if such
                     ---------------------
an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 3 of this Article IV.

          SECTION 3. President. Subject to such supervisory powers, if any, as
                     ---------
may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors or prescribed by these bylaws. He or she shall have power to sign all stock certificates, contracts, and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees, and agents of the Corporation.

          SECTION 4. Vice Presidents. Each Vice President shall have such powers
                     ---------------
and duties as may be delegated to him or her by the Board of Directors or by the bylaws, the President, or the Chairman of the Board if there is no President. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

          SECTION 5. Treasurer. The Treasurer shall have the responsibility for
                     ---------
maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an accounting of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors or these bylaws may from time to time prescribe.

          SECTION 6. Secretary. The Secretary shall issue all authorized notices
                     ---------
for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors or these bylaws may from time to time prescribe.

          SECTION 7. Delegation of Authority. The Board of Directors may from
                     -----------------------
time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

          SECTION 8. Removal. Any officer of the Corporation may be removed at
                     -------
any time, with or without cause, by the Board of Directors.

          SECTION 9. Action With Respect to Securities of Other Corporations.
                     -------------------------------------------------------
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V

                                     STOCK

          SECTION 1. Certificates of Stock. Each stockholder shall be entitled
                     ---------------------
to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

          SECTION 2. Transfers of Stock. Transfers of stock shall be made only
                     ------------------
upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          SECTION 3. Record Date. The Board of Directors may fix a record date,
                     -----------
which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) to receive payment of any dividend or other distribution or allotment of any rights; or (c) to exercise any rights with respect to any change, conversion, or exchange of stock or with respect to any other lawful action.

          SECTION 4. Lost, Stolen, or Destroyed Certificates. In the event of
                     ---------------------------------------
the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          SECTION 5. Regulations. The issue, transfer, conversion, and
                     -----------
registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VI

                                    NOTICES

          SECTION 1. Notices. Except as otherwise specifically provided herein
                     -------
or required by law, all notices required to be given to any stockholder, director, officer, employee, or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received by (if hand delivered), or dispatched to (if delivered through the mails or by telegram or mailgram), such stockholder, director, officer, employee, or agent, or by any person accepting such notice on behalf of such person, shall be the time of the giving of the notice.

          SECTION 2. Waivers. A written waiver of any notice, signed by a
                     -------
stockholder, director, officer, employee, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

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                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 1. Facsimile Signatures. In addition to the provisions for use
                     --------------------
of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          SECTION 2. Corporate Seal. The Board of Directors may provide a
                     --------------
suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee hereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

          SECTION 3. Reliance Upon Books, Reports, and Records. Each director,
                     -----------------------------------------
each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

          SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be as
                     -----------
fixed by the Board of Directors.

          SECTION 5. Time Periods. In applying any provision of these bylaws
                     ------------
which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                 ARTICLE VIII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          SECTION 1. Right to Indemnification. Each person who was or is made a
                     ------------------------
party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement, and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw, or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in
Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

          SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1
                     -------------------------------
is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 3. Non-Exclusivity of Rights. The rights conferred on any
                     -------------------------
person in Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          SECTION 4. Indemnification Contracts. The Board of Directors is
                     -------------------------
authorized to enter into a contract with any director, officer, employee, or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VIII.

          SECTION 5. Insurance. The Corporation shall maintain insurance to the
                     ---------
extent reasonably available, at its expense, to protect itself and any such director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.

          SECTION 6. Effect of Amendment. Any amendment, repeal, or modification
                     -------------------
of any provision of this Article VIII by the stockholders and the directors of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to or at the time of such amendment, repeal, or modification.

                                  ARTICLE IX

                                  AMENDMENTS

          The Board of Directors is expressly empowered to adopt, amend, or repeal bylaws of the Corporation. Any adoption, amendment, or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment, or repeal is presented to the Board). The stockholders shall also have power to adopt, amend, or repeal the bylaws of the

Corporation. The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to adopt, amend, or repeal any provision of the bylaws of the Corporation.

                           CERTIFICATE OF SECRETARY

        I, Peter J. Moerbeek, hereby certify the following facts:

        (1) I am the duly elected and acting Secretary of Southwest Water Company, a Delaware corporation; and

        (2) The foregoing amended and restated bylaws constitute the bylaws of said corporation as of May 18, 2001.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this 18/th/ day of May, 2001.

                                        /s/ PETER J. MOERBEEK
                                        ---------------------
                                        Peter J. Moerbeek, Secretary

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